Exhibit 99.1

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2017 RESULTS

30% INCREASE IN HOMEBUILDING REVENUE; 30% INCREASE IN NET INCOME AVAILABLE TO

COMMON STOCKHOLDERS; DOLLAR VALUE OF ORDERS UP 31%; AND

22% INCREASE IN AVERAGE COMMUNITY COUNT

NEWPORT BEACH, CA— August 7, 2017 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its second quarter ended June 30, 2017.

2017 Second Quarter Highlights (Comparison to 2016 Second Quarter)

•	Net income available to common stockholders of $19.0 million, up 30%, or $0.49 per diluted share, up 29%

•	Home sales revenue of $422.6 million, up 30%

•	New home deliveries of 831 homes, up 25%

•	Net new home orders of 1,017, up 17%

•	Dollar value of orders of $554.0 million, up 31%

•	Average sales locations of 88, up 22%

•	Average sales price (ASP) of new homes delivered of $508,600, up 4%

•	Dollar value of homes in backlog of $755.3 million, up 31%

•	Units in backlog of 1,285, up 18%

•	Homebuilding gross margin percentage in backlog of 18.3%

•	Homebuilding gross margin percentage of 16.5%

•	Homebuilding gross margin of $69.6 million, up 23%

•	Adjusted homebuilding gross margin percentage of 22.1%

•	SG&A percentage of 9.7%, compared to 10.7%

•	Pre-Tax Income of $29.5 million, up 30%

•	Adjusted EBITDA of $53.3 million, up 10%

“We are pleased with our financial results for the second quarter, with several key metrics up over the prior year, including homebuilding revenues of $422.6 million, up 30%, deliveries of 831, up 25%, pre-tax income of $29.5 million, up 30%, net income of $19.0 million, up 30%, and earnings per share on a diluted basis of $0.49, up 29%,” said Matthew R. Zaist, President and Chief Executive Officer. “During the quarter, our GAAP homebuilding gross margins were up 90 basis points sequentially, and we are extremely pleased with the momentum of our gross margins in backlog growing to 18.3%, which represents a 180 basis points improvement over the second quarter. We expect to see our gross margin improvement drive meaningful profitability growth in the balance of the year.”

Mr. Zaist continued, “Second quarter net new home orders were 1,017, up 17%, and dollar value of orders was up 31% to $554.0 million. Our monthly absorption rate for the second quarter was 3.9 sales per community. We are pleased to see the sales momentum continue into the third quarter, with July up 18% over the prior year and a monthly absorption rate of 3.0 sales per community compared to 2.8 in the prior year.”

“The strong performance in the first half of 2017 positions us well to achieve our goals for the year and our revised expectations for the full year include new home deliveries of approximately 3,150 to 3,350, homebuilding revenue of approximately $1.725 billion to $1.8 billion, and pre-tax income before non-controlling interest of approximately $140 million to $150 million.”

Operating Results

Home sales revenue for the second quarter of 2017 was $422.6 million, as compared to $325.1 million in the year-ago period, an increase of 30%. The increase was driven by a 25% increase in deliveries to 831 homes, compared to 663 in the second quarter of 2016, combined with an increase in the average sales price of homes delivered to $508,600, up 4% from the prior year.

The dollar value of orders for the second quarter of 2017 was $554.0 million, an increase of 31%, from $423.6 million in the year-ago period. Net new home orders for the quarter were 1,017, up 17% from 871 in the second quarter of 2016. The overall increase in net new home orders was primarily driven by an increase in community count to 88 average sales locations, from 72 in the year-ago period.

The dollar value of homes in backlog was $755.3 million as of June 30, 2017, an increase of 31%, compared to $575.5 million as of June 30, 2016. The increase was driven by an 18% increase in units in backlog to 1,285 from 1,093 in the year-ago period and a 12% increase in ASP in backlog to $587,800 from $526,500 in the second quarter of 2016. In addition, our ASP in backlog as of June 30, 2017 was 16% higher than the ASP of homes closed in the second quarter.

Homebuilding gross margin percentage for homes closed during the second quarter of 2017 was 16.5%, up from 15.6% gross margins in the first quarter of 2017. Adjusted homebuilding gross margin percentage for the quarter was 22.1%.

Sales and marketing expense during the second quarter of 2017 was 5.0% of homebuilding revenue, compared to 5.6% in the year-ago quarter, driven primarily by higher homebuilding revenue and leverage on our advertising and marketing costs, compared to the second quarter of 2016. General and administrative expenses decreased to 4.6% of homebuilding revenue, compared to 5.1% in the year-ago quarter, as we continue to benefit from a lower relative cost structure due to the higher revenue and positive operating leverage.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $32.6 million, real estate inventories totaled $1.9 billion, total assets were $2.1 billion and total equity was $813.9 million. Total debt to book capitalization was 57.9%, and net debt to total capital (net of cash) was 57.2% at June 30, 2017, compared to 61.6% and 60.8% at June 30, 2016, and 58.6% and 57.6% at December 31, 2016, respectively.

Conference Call

The Company will host a conference call to discuss these results today, Monday, August 7, 2017 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #59688752, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through August 14, 2017 by dialing (855) 859-2056 or (404) 537-3406, conference ID #59688752. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland and Seattle. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 100,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated new home deliveries, revenue and pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the third quarter of 2017 and full year 2017, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, leverage ratios and reduction strategies and land acquisition spending. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; potential changes to the tax code; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles;

competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016
Operating revenue
Home sales	$422,633	$325,059
Construction services	59	594

	422,692	325,653

Operating costs
Cost of sales — homes	(353,057)	(268,638)
Construction services	(6)	(548)
Sales and marketing	(21,284)	(18,112)
General and administrative	(19,550)	(16,685)
Other	(560)	(487)

	(394,457)	(304,470)

Operating income	28,235	21,183
Equity in income of unconsolidated joint ventures	1,213	1,194
Other income, net	8	228

Income before provision for income taxes	29,456	22,605
Provision for income taxes	(9,205)	(7,519)

Net income	20,251	15,086
Less: Net income attributable to noncontrolling interests	(1,297)	(525)

Net income available to common stockholders	$18,954	$14,561

Income per common share:
Basic	$0.51	$0.40
Diluted	$0.49	$0.38
Weighted average common shares outstanding:
Basic	37,051,967	36,786,268
Diluted	38,298,624	38,356,722

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Operating revenue
Home sales	$681,487	$586,354
Construction services	59	3,724

	681,546	590,078

Operating costs
Cost of sales — homes	(571,512)	(483,809)
Construction services	(6)	(3,372)
Sales and marketing	(35,989)	(33,105)
General and administrative	(38,496)	(34,519)
Other	(1,000)	(810)

	(647,003)	(555,615)

Operating income	34,543	34,463
Equity in income of unconsolidated joint ventures	1,462	2,375
Other income, net	353	753

Income before extinguishment of debt	36,358	37,591
Loss on extinguishment of debt	(21,828)	—

Income before provision for income taxes	14,530	37,591
Provision for income taxes	(3,575)	(12,564)

Net income	10,955	25,027
Less: Net income attributable to noncontrolling interests	(2,001)	(1,452)

Net income available to common stockholders	$8,954	$23,575

Income per common share:
Basic	$0.24	$0.64
Diluted	$0.23	$0.62

Weighted average common shares outstanding:
Basic	36,980,540	36,719,057
Diluted	38,231,201	38,302,047

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$32,573	$42,612
Receivables	8,332	9,538
Escrow proceeds receivable	39	85
Real estate inventories	1,863,092	1,771,998
Investment in unconsolidated joint ventures	8,206	7,282
Goodwill	66,902	66,902
Intangibles, net of accumulated amortization of $4,640 as of June 30, 2017 and December 31, 2016	6,700	6,700
Deferred income taxes	75,280	75,751
Lease right-of-use assets	15,632	12,605
Other assets, net	18,865	17,283

Total assets	$2,095,621	$2,010,756

LIABILITIES AND EQUITY
Accounts payable	$78,792	$74,282
Accrued expenses	81,657	92,395
Revolving credit facility	65,000	29,000
Joint venture notes payable	98,411	102,077
Land notes payable	20,055	24,691
Subordinated amortizing note	3,488	7,225
5 3⁄4% Senior Notes due April 15, 2019	149,089	148,826
8 1⁄2% Senior Notes due November 15, 2020	—	422,817
7% Senior Notes due August 15, 2022	346,385	346,014
5 7⁄8% Senior Notes due January 31, 2025	438,893	—

	1,281,770	1,247,327

Commitments and contingencies
Equity:
William Lyon Homes stockholder’s equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 29,290,550 and 28,909,781 shares issued, 28,132,743 and 27,907,724 shares outstanding at June 30, 2017 and December 31, 2016, respectively	290	290
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at June 30, 2017 and December 31, 2016	38	38
Additional paid-in capital	420,934	419,099
Retained earnings	286,613	277,659

Total William Lyon Homes stockholders’ equity	707,875	697,086
Noncontrolling interests	105,976	66,343

Total equity	813,851	763,429

Total liabilities and equity	$2,095,621	$2,010,756

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2017	2016
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	831	663	25%

Home sales revenue	$422,633	$325,059	30%
Cost of sales (excluding interest and purchase accounting adjustments)	(329,058)	(246,960)	33%

Adjusted homebuilding gross margin (2)	$93,575	$78,099	20%

Adjusted homebuilding gross margin percentage (2)	22.1%	24.0%	(8%)

Interest in cost of sales	(20,689)	(14,020)	48%
Purchase accounting adjustments	(3,310)	(7,658)	(57%)

Gross margin	$69,576	$56,421	23%

Gross margin percentage	16.5%	17.4%	(5%)

Number of homes closed
California	216	147	47%
Arizona	181	134	35%
Nevada	53	73	(27%)
Colorado	58	47	23%
Washington	106	83	28%
Oregon	217	179	21%

Total	831	663	25%

Average sales price of homes closed
California	$691,200	$688,400	0%
Arizona	289,300	265,600	9%
Nevada	564,800	666,500	(15%)
Colorado	534,600	514,400	4%
Washington	662,800	450,200	47%
Oregon	413,700	436,100	(5%)

Total	$508,600	$490,300	4%

Number of net new home orders
California	280	238	18%
Arizona	149	142	5%
Nevada	93	97	(4%)
Colorado	86	72	19%
Washington	164	88	86%
Oregon	245	234	5%

Total	1,017	871	17%

Average number of sales locations during period
California	23	18	28%
Arizona	8	8	0%
Nevada	14	12	17%
Colorado	15	11	36%
Washington	10	6	67%
Oregon	18	17	6%

Total	88	72	22%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2017	2016
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,330	1,206	10%

Home sales revenue	$681,487	$586,354	16%
Cost of sales (excluding interest and purchase accounting adjustments)	(533,404)	(443,791)	20%

Adjusted homebuilding gross margin (2)	$148,083	$142,563	4%

Adjusted homebuilding gross margin percentage (2)	21.7%	24.3%	(11%)

Interest in cost of sales	(32,297)	(25,767)	25%
Purchase accounting adjustments	(5,811)	(14,251)	(59%)

Gross margin	$109,975	$102,545	7%

Gross margin percentage	16.1%	17.5%	(8%)

Number of homes closed
California	337	289	17%
Arizona	275	216	27%
Nevada	101	135	(25%)
Colorado	96	100	(4%)
Washington	176	151	17%
Oregon	345	315	10%

Total	1,330	1,206	10%

Average sales price of homes closed
California	$686,200	$671,100	2%
Arizona	287,600	262,200	10%
Nevada	598,800	588,100	2%
Colorado	545,200	505,700	8%
Washington	646,200	465,300	39%
Oregon	419,100	430,200	(3%)

Total	$512,400	$486,200	5%

Number of net new home orders
California	545	400	36%
Arizona	277	250	11%
Nevada	170	163	4%
Colorado	147	150	(2%)
Washington	316	172	84%
Oregon	427	425	0%

Total	1,882	1,560	21%

Average number of sales locations during period
California	24	18	33%
Arizona	8	8	0%
Nevada	12	12	0%
Colorado	13	10	30%
Washington	9	6	50%
Oregon	19	16	19%

Total	85	70	21%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of June 30,
	2017	2016
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
California	432	305	42%
Arizona	206	243	(15%)
Nevada	128	143	(10%)
Colorado	126	128	(2%)
Washington	192	65	195%
Oregon	201	209	(4%)

Total	1,285	1,093	18%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$345,604	$223,080	55%
Arizona	63,435	66,816	(5%)
Nevada	84,348	82,993	2%
Colorado	59,266	66,122	(10%)
Washington	115,018	42,851	168%
Oregon	87,652	93,617	(6%)

Total	$755,323	$575,479	31%

Lots owned and controlled at end of period
Lots owned
California	1,653	1,652	0%
Arizona	4,660	4,985	(7%)
Nevada	2,941	3,251	(10%)
Colorado	1,415	698	103%
Washington	1,303	1,449	(10%)
Oregon	1,449	1,133	28%

Total	13,421	13,168	2%

Lots controlled
California	1,141	1,288	(11%)
Arizona	—	—	0%
Nevada	420	55	664%
Colorado	192	1,148	(83%)
Washington	973	1,093	(11%)
Oregon	2,386	2,083	15%

Total	5,112	5,667	(10%)

Total lots owned and controlled
California	2,794	2,940	(5%)
Arizona	4,660	4,985	(7%)
Nevada	3,361	3,306	2%
Colorado	1,607	1,846	(13%)
Washington	2,276	2,542	(10%)
Oregon	3,835	3,216	19%

Total	18,533	18,835	(2%)

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net income available to common stockholders	$18,954	$14,561	$8,954	$23,575
Net income, adjusted for loss on extinguishment of debt, net of tax benefit (3)	$18,954	$14,561	$23,030	$23,575
Net cash used in operating activities	$(25,431)	$(15,369)	$(66,812)	$(74,905)
Interest incurred	$18,822	$20,558	$38,246	$40,819
Adjusted EBITDA (1)	$53,269	$48,458	$75,811	$81,990
Adjusted EBITDA Margin (2)	12.6%	14.9%	11.1%	13.9%
Ratio of adjusted EBITDA to interest incurred	2.8	2.4	2.0	2.0

                             Balance Sheet Data

	June 30, 2017	December 31, 2016
Cash and cash equivalents	$32,573	$42,612

Total William Lyon Homes stockholders’ equity	707,875	697,086
Noncontrolling interest	105,976	66,343
Total debt	1,121,321	1,080,650

Total capital	$1,935,172	$1,844,079

Ratio of debt to total capital	57.9%	58.6%
Ratio of net debt to total capital (net of cash)	57.2%	57.6%

(1)	Adjusted EBITDA means net income available to common stockholders plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, (viii) equity in income of unconsolidated joint ventures, and (ix) loss on extinguishment of debt. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net income available to common stockholders	$18,954	$14,561	$8,954	$23,575
Provision for income taxes	9,205	7,519	3,575	12,564
Interest expense
Interest incurred	18,822	20,558	38,246	40,819
Interest capitalized	(18,822)	(20,558)	(38,246)	(40,819)
Amortization of capitalized interest included in cost of sales	20,689	15,014	32,297	26,761
Stock based compensation	1,539	1,069	3,215	2,561
Depreciation and amortization	442	507	891	1,005
Non-cash purchase accounting adjustments	3,310	10,689	5,811	17,282
Cash distributions of income from unconsolidated joint ventures	343	293	702	617
Equity in income of unconsolidated joint ventures	(1,213)	(1,194)	(1,462)	(2,375)
Loss on extinguishment of debt	—	—	21,828	—

Adjusted EBITDA	$53,269	$48,458	$75,811	$81,990

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(3)	Adjusted net income means net income available to common stockholders plus the loss for the extinguishment of the 8.5% Senior Notes. Adjusted net income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted net income is presented herein because management believes the presentation of adjusted net income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted net income isolates the impact of the infrequent extinguishment fees. Adjusted net income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted net income is provided in the following table:

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Net income available to common stockholders	$18,954	$8,954
Add: Loss on extinguishment of debt	—	21,828
Less: Income tax benefit applicable to loss on extinguishment of debt	—	(7,752)

Net income, adjusted for loss on extinghishment of debt, net of tax benefit	$18,954	$23,030

Diluted weighted average common shares outstanding	38,298,624	38,231,201
Adjusted net income excluding noncontrolling interest per diluted share	$0.49	$0.60